 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

BOLDFACE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Pico Blvd., Suite A
Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(310) 450-4501
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On June 20, 2013 (the “Closing Date”), BOLDFACE Group, Inc., a Nevada corporation (the “Company”), completed a private offering (the “Offering”) with a group of accredited investors (collectively, the “Investors”) of the Company’s securities for total gross proceeds of $1,500,000.  The securities were sold pursuant to the Securities Purchase Agreement entered into by and among the Company and the Investors (the “Agreement”) and consisted of (i) 8% original issue discount senior secured convertible promissory debentures in the issuance amount of $1,680,000 (the “Debentures”) and (ii) warrants to purchase approximately 24.7 million shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which are exercisable at $0.082 per share (each a “Warrant” and collectively, the “Warrants”).  The Offering was made on a “best efforts” basis.  The net proceeds of the Offering will be used for general working capital.  The Agreement contained certain customary representations, warranties and covenants.

The Debentures were issued with principal amount equal to 112% of the gross proceeds and are convertible into shares of Common Stock at any time prior to maturity at $0.068 per share (the “Conversion Price”), subject to certain conversion limitations set forth in the Debentures.  The Company shall pay interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 8% per annum, payable quarterly on February 1, May 1, August 1 and November 1, beginning on November 1, 2013.  Interest is payable in cash or at the Company’s option in shares of Common Stock, provided certain conditions are met, based on a share value equal to the lesser of (a) 90% of the average of the volume weighted average price (the “VWAP”) for the 20 consecutive trading days prior to the applicable interest payment date and (b) 100% of the average of the VWAP for the 20 consecutive trading days prior to the applicable interest payment date less $0.01.  On each of June 1, 2014, July 1, 2014, August 1, 2014, September 1, 2014, October 1, 2014 and November 1, 2014, the Company is obligated to redeem an amount equal to $140,000 and on December 1, 2014, the Company is obligated to redeem an amount equal to $840,000, (plus accrued but unpaid interest, liquidated damages and any other amounts then owing in respect of the Debentures) (collectively, the “Periodic Redemption Amount”).  In lieu of a cash redemption and subject to the Company meeting certain equity conditions described in the Debentures, the Company may elect to pay the Periodic Redemption Amount in shares based on a conversion price equal to the lesser of (a) $0.068 per share, subject to adjustments upon certain events, and (b) 90% of the average of the VWAP for the 20 consecutive trading days prior to the applicable redemption date. Upon any Event of Default (as defined in the Debenture), the outstanding principal amount of the Debenture, plus liquidated damages, interest, a premium of 30% and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investors’ election, immediately due and payable in cash.  Commencing five days after the occurrence of any Event of Default, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  At any time after the 6 month anniversary of the Closing Date, the Company may prepay any portion of the outstanding principal amount of any Debentures, plus liquidated damages, interest, a premium of 20% and other amounts owing in respect thereof through the applicable date of optional redemption, subject to notice to the Investors.  The Debentures contain customary affirmative and negative covenants of the Company.  The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.  The Warrants are exercisable for a period of five years and are subject to “weighted average” and other customary anti-dilution protections.

The Company engaged a placement agent with respect to $500,000 of the gross proceeds sold in the Offering (the “Placement Agent”).  The Company paid the Placement Agent a cash commission of 7.2% of the first $1,400,000 raised in the Offering, for a total payment of $100,000.  In addition, the Placement Agent received five-year warrants to purchase approximately 2.3 million shares of Common Stock (the “Broker Warrants”).  The Broker Warrants are identical to the Warrants in all material respects.

All of the securities issued in connection with the Offering are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

As collateral security for all of the Company’s obligations under the Agreement and related documents executed in connection with the Offering, the Company and BOLDFACE Licensing + Branding, a Nevada corporation and the Company’s wholly-owned subsidiary (“BLB”), granted the Investors a first priority security interest (subordinated to the Company’s factor) in all of the Company’s and BLB’s assets pursuant to the terms of the Security Agreement, dated as of June 20, 2013 (the “Security Agreement”).  To further secure the Company's obligations, BLB also executed a Guarantee, dated as of June 20, 2013 (the “Guaranty”), pursuant to which BLB agreed to guaranty the Company’s obligations owed to the Investors.

In connection with closing of the Offering, effective as of the Closing Date the Company and the investors who purchased the Company’s 12% secured convertible notes (the “12% Notes”) and related 5-year warrants (the “12% Note Warrants”) on December 21, 2012, March 28, 2013 and April 8, 2013 agreed to automatically (i) convert all of their 12% Notes (including accrued and unpaid interest thereon) at a price of $0.07 per share and (ii) exercise on a cashless basis their 12% Note Warrants into shares of the Company’s Common Stock, such that, (i) the 12% Note Warrants which were exercisable at $0.25 per share were exercised at a price of $0.01 per share and (ii) the 12% Note Warrants which were exercisable at $0.50 per share were exercised at a price of $0.015 per share, provided that the market price for purposes of calculating “cashless exercise” in the 12% Note Warrants will be fixed at $0.10.  As a result of such conversion and exercise, the 12% Notes and the 12% Note Warrants were converted into approximately 50.58 million and 11.83 million shares of the Company, respectively.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and involved transactions by an issuer not involving any public offering.  This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Debentures, the Warrants, the Agreement and the Security Agreement and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report and are incorporated herein by reference.

On June 26, 2013, the Company issued a press release regarding the completion of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Companies or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

4.1	Form of 12% Secured Convertible Promissory Note issued on June 20, 2013*
4.2	Form of Warrants issued on June 20, 2013*
10.1	Form of Securities Purchase Agreement, dated as of June 20, 2013, by and among the Company and the investors in the Offering*
10.2	Form of Security Agreement, dated as of June 20, 2013, by and among the Company, BOLDFACE licensing + branding and the investors in the Offering *
10.3	Guarantee, dated as of June 20, 2013, issued by BOLDFACE licensing + branding in favor of the investors in the Offering*
99.1	Press release, dated June 26, 2013**
_________________________________

 *  Filed herewith
** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2013	BOLDFACE GROUP, INC.

	By:	/s/ Nicole Ostoya
	Name:	Nicole Ostoya
	Title:	Chief Executive Officer and President